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                                                                  Exhibit 10.146

                                  50 BY 50 LLC
                       c/o Fortress Investment Group, LLC
                     1251 Avenue of the Americas, 16th Floor
                               New York, NY 10020


                                                              September 27, 2004


American Business Financial Services, Inc.
The Wanamaker Building
100 Penn Square East
Philadelphia, PA  19107
Attention: Jeffrey M. Ruben, Esq.

                  Re:  Letter Purchase Agreement for the Purchase and Sale
                       of Residual Certificates, Servicing and Related Rights
                       ------------------------------------------------------
Ladies and Gentlemen:

         Reference is hereby made to the following documents: (i) Amended and Restated Pooling and Servicing Agreement dated as of March 5, 2004 among Prudential Securities Secured Financing Corporation as depositor ("Depositor"), American Business Credit, Inc. as servicer ("Servicer"), Wilshire Credit Corporation as back-up servicer ("Back-Up Servicer") and JPMorgan Chase Bank as trustee ("Trustee") with respect to the ABFS Mortgage Loan Trust 1996-2, (ii) Amended and Restated Pooling and Servicing Agreement dated as of March 5, 2004 among Depositor, Servicer, Back-Up Servicer and Trustee with respect to the ABFS Mortgage Loan Trust 1997-1, (iii) Amended and Restated Pooling and Servicing Agreement dated as of March 5, 2004 among Depositor, Servicer, Back-Up Servicer and Trustee with respect to the ABFS Mortgage Loan Trust 1997-2, (v) Amended and Restated Pooling and Servicing Agreement dated as of March 5, 2004 among Depositor, Servicer, Back-Up Servicer and Trustee with respect to the ABFS Mortgage Loan Trust 1998-1, and (vi) Amended and Restated Pooling and Servicing Agreement dated as of March 5, 2004 among Depositor, Servicer, Back-Up Servicer and Trustee with respect to the ABFS Mortgage Loan Trust 1998-2. The Amended and Restated Pooling and Servicing Agreements and the Trusts referenced above shall be hereinafter collectively referred to as the "Pooling Agreements" and the "Trusts" respectively. Capitalized terms used and not otherwise defined herein have the meanings given to such terms in the Pooling Agreements.


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         50 By 50 LLC ("Buyer") hereby confirms its agreement to purchase and
American Business Financial Services, Inc. ("Seller") hereby confirms its agreement to sell or to cause to be sold, on a mandatory delivery basis, without recourse and subject to the terms and conditions herein, (i) each of the Class R Certificates issued pursuant to the Pooling Agreements and currently held by ABFS Consolidated Holdings, Inc. ("Consolidated") for the sole purpose of the purchase and sale contemplated herein (the "Residual Certificates"), (ii) the rights and future obligations of the Servicer, a subsidiary of Seller, under each Pooling Agreement to service the Mortgage Loans (the "Servicing Rights"),
(iii) subject to Section 5 hereof, the rights of the Servicer under each Pooling Agreement to make and be reimbursed for Servicing Advances and Periodic Advances (the "Servicing Advances"), (iv) the rights of the Servicer under Section 8.01 of each of the Pooling Agreements to exercise an early termination of the Pooling Agreements (the "Call Rights"), (v) the right to purchase Delinquent Mortgage Loans from each of the Trust Funds (the "Purchase Rights"), which rights are currently held by Consolidated, and (iv) all other rights and benefits of the Servicer under the Pooling Agreements (the "Trust Rights," and together with the Servicing Rights, the Servicing Advances, the Call Rights and the Purchase Rights, the "Pooling Agreement Rights," and the Pooling Agreement Rights together with the Residual Certificates, the "Assets"). Buyer shall purchase the Assets on September 27, 2004 (the "Settlement Date"). The terms and provisions of the agreement for the purchase and sale of the Assets are as described below.

         1. Purchase Price: The purchase price for the Residual Certificates and the Call Rights shall be an amount equal to $8,813,285. The purchase price for the Servicing Rights, the Servicing Advances, the Purchase Rights and the Trust Rights shall be an amount equal to $586,715. For all purposes of this Agreement, "Purchase Price" is hereby defined to be the amount of $9,000,000 and "Holdback Amount" is hereby defined to be the amount of $400,000. Subject to the satisfaction of Section 2 below, the Buyer shall wire the Purchase Price to JPMorgan Chase Bank, as escrow agent, on the Settlement Date in accordance with the wire instructions set forth in Section 5(A) of the Escrow and Release of Lien Agreement dated September 27, 2004 among ABFS Warehouse Trust 2003-1, Seller, ABFS Consolidated Holdings, Inc., Buyer, Clearwing Capital, LLC and JPMorgan Chase Bank, in various capacities.

         2. Settlement Date. The Settlement Date may be changed by mutual written agreement between Seller and Purchaser. The sale and delivery of all of the Assets on the Settlement Date is mandatory upon satisfaction of each of the following conditions:

                  (a) Each of this Letter Purchase Agreement and the Bill of Sale attached hereto as Exhibit A shall have been duly executed by all signatories and delivered as required pursuant to the respective terms thereof;

                  (b) Buyer shall have completed the due diligence review pursuant to Section 6 herein, and such review shall be satisfactory to Buyer in its sole discretion;

                  (c) Seller shall have received at least one other bona fide bid for the purchase of the Assets in an amount less than or equal to $9,400,000 and shall have notified Buyer of such bid;

                  (d) Seller shall have delivered to Buyer a copy of each duly executed lien release necessary to remove all liens in respect of the Assets;

                  (e) Seller shall have taken all steps necessary to create, in favor of Buyer, a perfected interest in the Servicing Advances and all other intangibles in connection with the Assets, including, without limitation, the due execution and filing of Uniform Commercial Code financing statements on Form UCC-1;



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                  (f) Seller shall have delivered the original Residual
         Certificates to Buyer and shall have caused the Residual Certificates to be re-registered in the name of Buyer;

                  (g) Seller shall cause the Custodian under the Pooling Agreements to provide Buyer with exception reports with respect to all of the Mortgage Loans, and such exception reports shall be satisfactory to Buyer in its sole discretion;

                  (h) The sale of the Assets shall not give rise to any adverse tax consequences;

                  (i) Seller shall have delivered to Buyer the Notice and Request for Consent duly countersigned by the Certificate Insurer, the Trustee and the Back-up Servicer; and

                  (j) all other terms and conditions of this Letter Purchase Agreement shall have been complied with (unless mutually waived by Seller and Buyer).

         3. Residual Certificates. Buyer, as the Transferee of the Residual Certificates, hereby represents that it has complied with the transfer provisions set forth in Section 4.02(k) of the Pooling Agreements.

         4. Payment of Holdback Amount. Buyer shall pay the Holdback Amount to Seller within thirty (30) days of the Servicing Transfer Date (as defined in Section 5 below), reduced by the following amounts, if any, as determined by Buyer in its sole discretion: (i) amounts necessary to cover undocumented Servicing Advances, (ii) amounts necessary to cover the cost of recording assignments, (iii) the costs incurred by Buyer in connection with the transfer of servicing, and (iv) amounts necessary to cover any errors in reconciliation of amounts collected and/or distributed by the Trusts.

         5. Interim Servicing; Servicing Transfer. The Mortgage Loans related to the Servicing Rights shall be interim serviced by Seller's servicing affiliate on a scheduled/scheduled basis on behalf of Buyer or any related third party purchaser of the Mortgage Loans in accordance with the terms of the Pooling Agreements. During such interim servicing period, Seller's servicing affiliate shall be entitled to receive the Servicing Fee prorated for the period of time it interim services the Mortgage Loans. Seller shall cause the servicing of the Mortgage Loans to be transferred to Buyer's designee or such third party purchaser in accordance with the terms of the Pooling Agreements and customary mortgage banking standards for such transfers on a date to be determined by Buyer (the "Servicing Transfer Date"). Buyer shall provide Seller with at least thirty (30) days' prior notice of the anticipated Servicing Transfer Date. On the Servicing Transfer Date, Buyer shall reimburse Seller for all Servicing Advances and Periodic Advances, if any, made by Seller's servicing affiliate after the Settlement Date and on or prior to such Servicing Transfer Date, and shall remit to Seller the amount of any prorated Servicing Fee earned, but not yet received by Seller or Seller's servicing affiliate by such Servicing Transfer Date. Except as provided above in this Section 5, neither Seller nor Seller's servicing affiliate shall have the right to retain any Servicing Advances, Periodic Advances or Servicing Compensation (including, without limitation, Servicing Fees) reimbursed or paid to Seller or Seller's servicing affiliate on or after the Settlement Date, or accrued and owing to Seller as of the Servicing Transfer Date (collectively, the "Buyer Purchased Amounts"). Seller shall or shall cause Seller's servicing affiliate to remit any such Buyer Purchased Amounts to Buyer promptly upon receipt thereof.

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         6. Third Party Consents. Buyer and Seller hereby acknowledge the following requirements set forth in the Pooling Agreements: (i) the Servicer, the Seller, the Certificate Insurer, the Trustee and the Back-Up Servicer are required to mutually consent to the resignation of Servicer and the transfer of the Pooling Agreement Rights, (ii) if the successor servicer selected by Buyer is an entity other than Wilshire Credit Corporation ("WCC"), the consent of WCC (unless otherwise waived) and the Certificate Insurer must be obtained prior to the Servicing Transfer Date if the Servicing Transfer Date is on or before March 5, 2005, and (iii) the Servicer is required to provide thirty (30) days prior notice to the Trustee, the Rating Agencies, the Back-Up Servicer and the Certificate Insurer of its intent to resign as Servicer. The consents and notice referred to in this Section 6 shall be hereinafter referred to as the "Transfer Requirements."

         7. Due Diligence. With respect to each Mortgage Loan, Seller shall make or cause to be made all documents and instruments relating to the Assets, available at its offices for review during normal business hours prior to the Settlement Date, or such other location as Buyer and Seller shall mutually agree. Buyer or its agent shall have the right to review the documents and instruments relating to the Assets and shall have the right to perform a data integrity check on any and all data provided to Buyer by Seller in connection with the sale of the Assets. Such due diligence shall not impair or diminish the rights of Buyer or any assignee of Buyer under the Agreement with respect to a breach of representations and warranties contained in the Agreement.

         8. Seller's Representations and Warranties. Seller represents, warrants and covenants to Buyer as of the Settlement Date:

                  (a) Seller is duly organized, validly existing and in good standing under the laws of the state of its organization.

                  (b) Provided that the applicable Transfer Requirements have been duly satisfied, Seller has the full power and authority to sell the Assets, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Letter Purchase Agreement. Seller has duly authorized the execution, delivery and performance of this Letter Purchase Agreement, has duly executed and delivered this Letter Purchase Agreement, and this Letter Purchase Agreement, assuming due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization.

                  (c) Provided that the applicable Transfer Requirements have been duly satisfied, the execution and delivery of this Letter Purchase Agreement by Seller and the performance of and compliance with the terms of this Letter Purchase Agreement will not violate Seller's organizational documents or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which Seller is a party or which may be applicable to Seller or its assets.

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                  (d) Seller is not in violation of, and the execution and
         delivery of this Letter Purchase Agreement by Seller and its performance and compliance with the terms of this Letter Purchase Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder.

                  (e) Provided that the applicable Transfer Requirements have been duly satisfied, Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Letter Purchase Agreement.

                  (f) There are no actions or proceedings against, or investigations of, Seller before any court, administrative agency or other tribunal (A) that might prohibit its entering into this Letter Purchase Agreement, (B) seeking to prevent the sale of the Assets or the consummation of the transactions contemplated by this Letter Purchase Agreement, or (C) that might prohibit or materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Letter Purchase Agreement.

                  (g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Seller of, or compliance by Seller with, this Letter Purchase Agreement or the consummation of the transactions contemplated by this Letter Purchase Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Settlement Date.

                  (h) Neither this Letter Purchase Agreement nor any written statement, report or other document prepared and furnished or to be prepared and furnished by Seller pursuant to this Letter Purchase Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                  (i) The consideration received by Seller upon the sale of the Assets constitutes fair consideration and reasonably equivalent value for such Assets.

                  (j) Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby.

                  (k) Seller has received at least one other bona fide bid for the purchase of the Assets in an amount less than or equal to $9,400,000.

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         9. Mandatory Delivery: The sale and delivery of all of the Assets on the Settlement Date shall be mandatory. In the event that Seller fails to deliver any of the Assets to Buyer on the Settlement Date (provided that the applicable Transfer Requirements have been duly satisfied), Seller shall indemnify Buyer and hold it harmless against any and all losses, damages, forfeitures, reasonable and necessary legal fees and related costs, and other costs and expenses, including but not limited to, hedging costs and pair-off fees and expenses, resulting from such failure.

         10. Costs. Each party shall be responsible for their fees and expenses in connection with any transaction between the parties unless explicitly set forth herein. Buyer shall pay any commissions due its salesmen and legal fees and expenses of its attorneys. The reasonable costs and expenses incurred in connection with the transfer and delivery of the Assets shall be paid by Seller. Notwithstanding the foregoing, if the parties agree to the terms of this Letter Purchase Agreement with respect to the Assets but no sale occurs due solely to the fault of Seller, Seller shall reimburse Buyer for all expenses incurred in connection herewith, including, but not limited to, due diligence expenses and Buyer's attorney's fees and expenses.

         11. General Provisions.

                  (a) Further Agreements. Seller and Buyer each agree to execute and deliver to the other such additional documents, instruments or agreements as may be reasonably necessary or appropriate to effectuate the purposes of this Letter Purchase Agreement.

                  (b) Amendment or Waiver; Assignability. This Letter Purchase Agreement may not be amended or modified except in writing signed by each of the parties hereto. This Letter Purchase Agreement may not be assigned by either party hereto without the prior written consent of the other party.

                  (c) Counterparts. This Letter Purchase Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

                  (d) Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address shown on the first page hereof, or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).


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                  (e) Severability Clause. Any part, provision, representation or warranty of this Letter Purchase Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Letter Purchase Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Letter Purchase Agreement shall deprive any party of the economic benefit intended to be conferred by this Letter Purchase Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Letter Purchase Agreement without regard to such invalidity.

                  (f) No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

                  (g) Confidential Information. Each party shall keep confidential and shall not divulge to any party, without the other party's prior written consent, the amount paid for the Assets, except to the extent that it is appropriate for such party to do so in working with legal counsel, auditors, taxing authorities and/or other governmental agencies. Each party shall keep this letter confidential unless otherwise required by law or any governmental agency, unless otherwise agreed to by the other party.

                  (h) Governing Law. THIS COMMITMENT LETTER SHALL BE INTERPRETED AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK.

                  (i) Survival. The terms of this Letter Purchase Agreement shall survive the effective transfer of servicing to Buyer's designee in accordance with the terms hereof.

                  (j) Entire Agreement. This Letter Purchase Agreement contains the entire commitment relating to the subject matter hereof between Seller and Buyer. This Letter Purchase Agreement may only be amended by a written document signed by both of Seller and Buyer.

                            [Signature Page Follows]



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         Please confirm that the foregoing specifies the terms of our agreement by signing and returning the enclosed copy of this Letter Purchase Agreement by September __, 2004 to 50 By 50 LLC, c/o Fortress Investment Group, LLC, 1251 Avenue of the Americas, 16th Floor, New York, New York 10020, Attention: Robert Leeds. Buyer, at its option, may terminate this Letter Purchase Agreement if Seller fails to acknowledge the Letter Purchase Agreement by such date.

                                                 Very truly yours,

                                                 50 BY 50 LLC


                                                 By: /s/ Marc K. Furstein
                                                    ----------------------------
                                                 Name:  Marc K. Furstein
                                                 Title:  Chief Operating Officer


Confirmed and Agreed to:

AMERICAN BUSINESS FINANCIAL SERVICES, INC.


By: /s/ Anthony J. Santilli
    -------------------------------
Name:  Anthony J. Santilli
Title:  Chairman, Chief Executive Officer & President

Acknowledged and Agreed to:

ABFS CONSOLIDATED HOLDINGS, INC.


By: /s/ Jeffrey M. Ruben
    -------------------------------
Name:  Jeffrey M. Ruben
Title:  Executive Vice President

AMERICAN BUSINESS CREDIT, INC.


By: /s/ Beverly Santilli
    -------------------------------
Name:  Beverly Santilli
Title:  President